NEWS RELEASE
Contacts:	Rob Capps, Co-CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS
FISCAL 2021 FOURTH QUARTER AND YEAR-END RESULTS

THE WOODLANDS, TX – April 12, 2021 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2021 fourth quarter and year ended January 31, 2021.
Revenues from Marine Technology Products sales for the fourth quarter of fiscal 2021 were $6.4 million compared to $6.5 million in the third quarter of fiscal 2021 and $8.9 million in the fourth quarter of fiscal 2020. Total revenues from continuing operations for fiscal 2021 were $21.2 million compared to $29.9 million in fiscal 2020.
The Company reported a net loss from continuing operations for the fourth quarter of fiscal 2021 of $3.3 million compared to a net loss of $2.4 million in the third quarter of fiscal 2021 and a net loss of $1.5 million in the fourth quarter of fiscal 2020. Fourth quarter of fiscal 2021 net loss from continuing operations attributable to common stockholders was a $(0.29) per share, compared to a net loss per share from continuing operations of $(0.24) in the third quarter of fiscal 2021 and a net loss per share of $(0.17) in the fourth quarter of fiscal 2020. On an annual basis, the Company reported a net loss of $22.5 million attributable to common stockholders in fiscal 2021, or $(1.30) per share, compared to a net loss of $13.3 million attributable to common stockholders in fiscal 2020, or $(0.71) per share.
Adjusted EBITDA from continuing operations for the fourth quarter of fiscal 2021 was a loss of approximately $1.8 million compared to a loss of $1.5 million in the third quarter of fiscal 2021 and a profit of $807,000 in the fourth quarter of fiscal 2020. For the full year, Adjusted EBITDA from continuing operations was a loss of $7.3 million compared to a loss of $1.7 million in fiscal 2020. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net loss from continuing operations and cash provided by operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles.
Backlog of Marine Technology Products as of January 31, 2021 was approximately $14.2 million compared to $8.2 million at October 31, 2020 and $8.9 million at January 31, 2020.
Rob Capps, MIND’s Co-Chief Executive Officer, stated, “It is suffice to say that we are glad to put this past year behind us. Despite the challenges and business disruptions caused by the COVID-19 pandemic, we accomplished a great deal in fiscal 2021 and began to see an uptick in activity during the second half. While our fourth quarter results for fiscal 2021 came in roughly as expected, the highlight was our record backlog, which increased 73% sequentially over the third quarter. In recent months, we have continued to experience an increase in orders and inquiries for marine exploration applications, particularly for our source controllers, and we expect essentially all these orders to be completed within fiscal 2022. Thus, we expect revenues from continuing operations in fiscal 2022 to exceed those of fiscal 2021.
“We are also seeing other indications of a recovery in fiscal 2022. We recently expanded our long-standing relationship with PGS, a leading integrated marine geophysical company. Under this new framework agreement, we expect to provide advanced source controller technology over the coming years, adding to the GunLink and SourceLink products currently deployed in the PGS fleet. We have also recently received orders for new seismic source controllers or upgrades of systems that we previously sold and, based on current discussion with existing and potential customers, we believe demand for our source controllers will continue.
“We are also addressing the need for specific applications in our primary marine and maritime security markets by introducing new technologies and products. As you may recall, we developed a revolutionary sonar technology (‘MA-X’) in fiscal 2020 that has afforded new opportunities. We have focused much of our product development activity on sensor systems specifically for the rapidly-growing un-manned vehicle market and entered into an agreement with a major European defense contractor for the joint offering of synthetic aperture sonar (‘SAS’). We also began the development of passive sonar arrays based on our existing SeaLink technology, which has anti-submarine warfare (‘ASW’) and maritime security applications.
“As we pursue our initiatives to expand our product offerings and market penetration, we are internally developing new technologies to strengthen our existing portfolio and create new solutions to address the global marine marketplace. While some of these projects have long lead times and unpredictable sales cycles, our goal is to grow our total revenues to $140 million over the next five years with an EBITDA margin of over 20%. Key growth drivers over the next five years include rising global demand for autonomous vehicles, both surface and underwater, the need for higher resolution sonar systems and build-up of ASW capabilities.
“We are proud of the progress we have achieved over the past year in exiting the land leasing business and transitioning to a global provider of innovative marine technology solutions. Going forward, we have confidence that the positive trend for order flow will continue in fiscal 2022 and beyond. We have taken the necessary steps to control expenses in response to the impact of the COVID-19 pandemic while maintaining a healthy balance sheet with zero debt as of today. We plan to continue to execute our strategy to become the leading provider of innovative marine technology and products, and we believe that the Company is well-positioned to capture both internal and non-organic growth opportunities as they develop,” concluded Capps.

NOTE: As has been previously disclosed, the Company is exiting the land leasing business as part of its recently completed reincorporation and rebranding process. Accordingly, the Equipment Leasing segment has been treated as a discontinued operation, and the associated results are excluded from the Company’s results from continuing operations for all periods presented. Assets and liabilities associated with the Equipment Leasing segment have been reclassified as “held for sale” in the accompanying consolidated condensed balance sheet.

CONFERENCE CALL
Management has scheduled a conference call for Tuesday, April 13th at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss fiscal 2021 fourth quarter and year-end results. To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the MIND Technology website,
http://mind-technology.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through April 20, 2021 and may be accessed by calling (201) 612-7415 and using passcode 13717256#. A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations by email MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology and solutions for exploration, survey and defense applications in oceanographic, hydrographic, defense, seismic and security industries.

Headquartered in The Woodlands, Texas, MIND Technology has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom. Its Klein and Seamap units design, manufacture and sell specialized, high performance sonar and seismic equipment. For more information, visit http://mind-technology.com.

Forward-looking Statements

Certain statements and information in this press release concerning results for the fiscal quarter and year ended January 31, 2021 constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Tables to Follow

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	January 31, 2021	January 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,611	$3,090
Restricted cash	—	144
Accounts receivable, net of allowance for doubtful accounts of $948 and $2,378 at January 31, 2021 and 2020, respectively	4,747	6,623
Inventories, net	11,453	12,656
Prepaid expenses and other current assets	1,659	1,987
Assets held for sale	4,321	14,913
Total current assets	26,791	39,413
Property and equipment, net	4,751	5,419
Operating lease right-of-use assets	1,471	2,300
Intangible assets, net	6,750	8,136
Goodwill	—	2,531
Other assets	—	429
Total assets	$39,763	$58,228
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,704	$1,767
Deferred revenue	208	731
Accrued expenses and other current liabilities	2,912	1,565
Income taxes payable	562	316
Operating lease liabilities - current	1,008	1,339
Liabilities held for sale	1,442	2,730
Total current liabilities	7,836	8,448
Operating lease liabilities - non-current	463	961
Notes payable	850	—
Other non-current liabilities	—	967
Deferred tax liability	198	200
Total liabilities	9,347	10,576
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,038 and 994 shares issued and outstanding at January 31, 2021 and 2020, respectively	23,104	22,104
Common stock, $0.01 par value; 40,000 shares authorized; 15,681 and 14,049 shares issued at January 31, 2021 and 2020, respectively	157	141
Additional paid-in capital	128,241	123,964
Treasury stock, at cost (1,929 shares at January 31, 2021 and 2020)	(16,860)	(16,860)
Accumulated deficit	(99,870)	(77,310)
Accumulated other comprehensive loss	(4,356)	(4,387)
Total stockholders’ equity	30,416	47,652
Total liabilities and stockholders’ equity	$39,763	$58,228

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2021	2020	2021	2020
Revenues:
Sale of marine technology products	$6,401	$8,880	$21,215	$29,919
Total revenues	6,401	8,880	21,215	29,919
Cost of sales:
Sale of marine technology products	3,867	4,487	13,906	16,965
Total cost of sales	3,867	4,487	13,906	16,965
Gross profit	2,534	4,393	7,309	12,954
Operating expenses:
Selling, general and administrative	3,733	3,602	12,648	14,140
Research and development	926	408	3,003	1,850
Provision for doubtful accounts	659	—	659	—
Impairment of intangible assets	—	760	2,531	760
Depreciation and amortization	704	684	2,796	2,494
Total operating expenses	6,022	5,454	21,637	19,244
Operating loss	(3,488)	(1,061)	(14,328)	(6,290)
Other income (expense):
Other, net	794	(45)	862	100
Total other income (expense)	794	(45)	862	100
Loss from continuing operations before income taxes	(2,694)	(1,106)	(13,466)	(6,190)
Provision for income taxes	(615)	(428)	(536)	(353)
Loss from continuing operations	(3,309)	(1,534)	(14,002)	(6,543)
Loss from discontinued operations, net of income taxes	(161)	(2,174)	(6,304)	(4,744)
Net loss	$(3,470)	$(3,708)	$(20,306)	$(11,287)
Preferred stock dividends	(577)	(558)	(2,254)	(2,050)
Net loss attributable to common stockholders	$(4,047)	$(4,266)	$(22,560)	$(13,337)
Net loss per common share: - Basic
Continuing operations	$(0.29)	$(0.17)	$(1.30)	$(0.71)
Discontinued operations	$(0.01)	$(0.18)	$(0.50)	$(0.39)
Net loss	$(0.30)	$(0.35)	$(1.80)	$(1.10)
Net loss per common share: - Diluted
Continuing operations	$(0.29)	$(0.17)	$(1.30)	$(0.71)
Discontinued operations	$(0.01)	$(0.18)	$(0.50)	$(0.39)
Net loss	$(0.30)	$(0.35)	$(1.80)	$(1.10)
Shares used in computing net loss per common share:
Basic	13,313	12,167	12,519	12,143
Diluted	13,313	12,167	12,519	12,143

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Twelve Months Ended January 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(20,306)	$(11,287)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	(757)	—
Depreciation and amortization	4,627	7,768
Stock-based compensation	708	854
Impairment of intangible assets	2,531	760
Loss on disposal of discontinued operations	1,859	—
Provision for doubtful accounts, net of charge offs	1,129	2,000
Provision for inventory obsolescence	321	298
Gross profit from sale of lease pool equipment	(1,326)	(1,197)
Gross profit from sale of other equipment	(357)	—
Deferred tax expense	32	503
Non-current prepaid tax	—	50
Changes in:
Accounts receivable	4,632	(1,723)
Unbilled revenue	72	(327)
Inventories	1,178	(2,810)
Income taxes receivable and payable	767	—
Accounts payable, accrued expenses and other current liabilities	(2,510)	(178)
Prepaid expenses and other current and long-term assets	581	(506)
Deferred revenue	459	(335)
Foreign exchange losses net of gains	—	313
Net cash used in operating activities	(6,360)	(5,817)
Cash flows from investing activities:
Purchases of seismic equipment held for lease	(110)	(2,955)
Purchase of technology	(366)	—
Purchases of property and equipment	(90)	(1,036)
Sale of used lease pool equipment	2,010	1,664
Sale of assets held for sale	1,506	—
Sale of business, net of cash sold	257	239
Net cash provided by (used in) investing activities	3,207	(2,088)
Cash flows from financing activities:
Net proceeds from preferred stock offering	1,000	3,773
Net proceeds from common stock offering	3,584	—
Preferred stock dividends	(1,677)	(2,050)
Proceeds from PPP loans	1,607	—
Proceeds from exercise of stock options	—	26
Net cash provided by financing activities	4,514	1,749
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	16	(159)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,377	(6,315)
Cash, cash equivalents and restricted cash, beginning of period	3,234	9,549
Cash, cash equivalents and restricted cash, end of period	$4,611	$3,234

MIND TECHNOLOGY, INC.
Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA and
Adjusted EBITDA From Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2021	2020	2021	2020
Reconciliation of Net loss from continuing operations to EBITDA and Adjusted EBITDA
Net loss from continuing operations	$(3,309)	$(1,533)	$(14,002)	$(6,543)
Depreciation and amortization	704	909	2,796	2,823
Provision for income taxes	615	428	536	353
EBITDA from continuing operations (1)	(1,990)	(196)	(10,670)	(3,367)
Non-cash foreign exchange losses	31	—	110	86
Stock-based compensation	146	243	708	854
Impairment of intangible assets	—	760	2,531	760
Adjusted EBITDA from continuing operations (1)	$(1,813)	$807	$(7,321)	$(1,667)
Reconciliation of Net Cash Used in Operating Activities to EBITDA
Net cash used in operating activities	$(1,557)	$(1,569)	$(6,360)	$(5,817)
PPP loan forgiveness	757	—	757	—
Stock-based compensation	(146)	(243)	(708)	(854)
Provision for doubtful accounts	(659)	—	(659)	—
Provision for inventory obsolescence	(65)	(275)	(132)	(298)
Changes in accounts receivable (current and long-term)	(899)	2,150	(3,077)	3,066
Interest paid	6	23	40	63
Taxes paid, net of refunds	117	173	336	498
Loss on sale of subsidiaries	54	—	357	—
Changes in inventory	(236)	144	(998)	3,306
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(218)	1,628	1,223	(307)
Impairment of intangible assets	—	(760)	(2,531)	(760)
Changes in prepaid expenses and other current and long-term assets	477	746	(154)	601
Foreign exchange gains, net	—	(83)	—	(313)
Other	379	(2,130)	1,236	(2,552)
EBITDA from continuing operations (1)	$(1,990)	$(196)	$(10,670)	$(3,367)

1.Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.